UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2010

TRYON ALPHA, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53102	26-1469891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14908 Oxford Hollow, Huntersville, NC                                                                                                                                              28078
 (Address of principal executive offices)                                                                                                                                          (Zip Code)

Registrant’s telephone number, including area code: (704) 948-1183

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 4.01. Changes in Registrant’s Certifying Accountant

Effective August 19, 2010, the client-auditor relationship between Tryon Alpha, Inc. (the "Company") and Traci J. Anderson, CPA (the "Former Auditor") was terminated upon the dismissal of the Former Auditor as the Company’s independent registered accounting firm.  Effective August 19, 2010, the Company engaged Bongiovanni & Associates, CPA’s ("B&A") as its principal independent public accountant to audit the Company's financial statements for the year ending December 31, 2010.  The decision to change accountants was recommended and approved by the Company's Board of Directors, effective August 19, 2010, and was necessitated as a result of the revocation of the registration of the Former Auditors by the Public Company Accounting Oversight Board (“PCAOB”) for violations of rules and auditing standards in auditing financial statements, PCAOB rules and quality control standards.

The Former Auditor's reports on the financial statements of the Company for the years ended December 31, 2009 and 2008, did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

The reports of the Former Auditor on the Company’s financial statements as of and for the years ended December 31, 2009 and December 31, 2008, contained an explanatory paragraph which noted that there was substantial doubt as to the Company’s ability to continue as a going concern.

During the years ended December 31, 2009 and 2008 and in the subsequent interim periods through the date the relationship with the Former Auditor concluded, there were no disagreements between the Former Auditor and the Company on a matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of the Former Auditor would have caused the Former Auditor to make reference to the subject matter of the disagreement in connection with its report on the Company's financial statements.

There have been no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K during the years ended December 31, 2009 and 2008 or in any subsequent interim periods through the date the relationship with the Former Auditor ceased.

The Company has authorized the Former Auditor to respond fully to any inquiries of the Company's new audit firm, B&A, relating to its engagement as the Company's independent accountant.  The Company has requested that the Former Auditor review the disclosure contained in this Report and the Former Auditor has been given an opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company's expression of its views, or the respect in which it does not agree with the statements made by the Company herein.  The Company will file such letter with the Securities and Exchange Commission (the "Commission") as an exhibit to an amendment to this Current Report on Form 8-K/A within two days of receiving it but no later than ten days after the filing of this Report.

The Company has not previously consulted with B&A regarding either (i) the application of accounting principles to a specific completed or contemplated transaction; (ii) the type of audit opinion that might be rendered on the Company's financial statements; or (iii) a reportable event (as provided in Item 304(a)(1)(v) of Regulation S-K) during the years ended December 31, 2009 and December 31, 2008, and any later interim period, including the interim period up to and including the date the relationship with the Former Auditor ceased. B&A has reviewed the disclosure required by Item 304 (a) before it was filed with the Commission and has been provided an opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company's expression of its views, or the respects in which it does not agree with the statements made by the Company in response to Item 304 (a). B&A has elected not furnish a letter to the Commission.

Item 9.01.                      Financial Statements and Exhibits.

(d)  Exhibits.  The following exhibit is being filed herewith this Current Report on Form 8-K

16.1           Letter from Traci J. Anderson to the Securities and Exchange Commission dated August 19, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRYON ALPHA, INC.

Date: August 25, 2010                                                                  By:           /s/ Mercer Cauley.
Mercer Cauley, President